Other Information to share - Vector-Discovery Informatics Announcement

Questions About Vector Capital

1.                  Why does Vector Capital want to buy Tripos' Discovery Informatics Business?

Vector Capital is a private equity fund that specializes in buying software companies and taking them private.  More information on Vector Capital can be found at www.VectorCapital.com.

2.                  Who will head the new company?

Vector Capital will put a new management team in place consisting of a mix of current and new personnel.  John McAlister, the current President and Chief Executive Officer of Tripos, Inc., will advise the new CEO as appropriate.

3.                  What plans are there for integrating Tripos DI Business with Vector Capital?

We will continue to operate independently until the deal closes.  During this time we will conduct our business as usual.  Certain transition related discussions are expected to occur, on a preliminary basis, to ensure a smooth transition for our employees and customers after closing.

4.                  How will the new company be organized?

It's very early in the process, and we understand that no decisions have been made as to final organizational structure for the new company.  For now, we need to stay focused on operating Tripos as a separate company until the transaction closes.

5.                  Where will the Discovery Informatics business be headquartered and located post-closing?

We expect that the Discovery Informatics business will remain headquartered in St. Louis, Missouri.

6.                  What is Vector Capital's Strategic Plan for this business?

Initially, Vector will manage the transition of the business as a private company and will focus on operating efficiencies.  They expect to continue our heritage of scientific excellence and investment in the Sybyl suite of products.  Over time, they expect to explore and consider add-on acquisitions in order to expand the company, in addition to internal growth opportunities such as Benchware and enterprise informatics.

Customer Questions

       1.                  Why is this good for customers?

First of all, this company will become an informatics focused company committed to providing the pharmaceutical and biotech industry with scientifically superior computational and productivity enhancement tools.  Vector intends to build upon the existing high level of customer satisfaction and retention.  They are taking on all the existing Discovery Informatics customer contracts and obligations.  Their access to capital will facilitate further investment and expansion of products and tools to serve the industry.  The lack of public company status will allow them to make long term beneficial investments in products and markets that in the near term may be otherwise inappropriate as a public company.

2.                  What will happen with my existing contracts?

 All existing contracts will remain in effect.  Upon closing, Vector would assume the obligations of all Discovery Informatics customer contracts.

3.                  During this interim period prior to closing, who in Tripos is authorized to enter into a binding agreement?

The same people that were authorized the day before our announcement.  Tripos will continue to operate as an independent entity, and any agreement that Tripos enters into will be binding.   The agreement between Tripos and Vector requires us to continue to operate the business in ordinary course.

4.                  Does this transaction create any uncertainties for Tripos' customers?

No.  Our customers should see the transaction as a very positive development.

Questions about the Transaction

1.                  How will this transaction work?

Tripos will sell substantially all of the assets of its Discovery Informatics business for $25.6 million in cash, subject to a purchase price adjustment.  The price cannot be decreased below $24 million or increased above $27.6 million.

2.                  How did we arrive at the selection of Vector?

In January of this year, Tripos announced that we would pursue a strategic alternative process to consider a wide range of options including mergers, acquisitions, becoming a private company, and separating our informatics and research businesses.  During the last ten months, we have engaged in extensive discussions involving well over 100 potential partners, both domestic and international.  We received well over a dozen proposals involving all the options that we set out to explore.  We have engaged in detailed negotiations with multiple of the potential partners, some to the point of near completion.  The options we explored included parties that were interested in the whole company as well as in one or the other separate chemistry research or informatics business.  Ultimately we have chosen Vector to purchase our Discovery Informatics business

We remain in advanced negotiations for the sale of our Discovery Research business.

3.                  What is the range of value to shareholders?

We estimate there will be a range of $6 million to $12 million available to shareholders, although these estimates are preliminary.  More detailed and updated information will be provided in the proxy when it is filed.

4.                  When will the proxy be filed?

We are endeavoring to file the proxy prior to the end of this year.

5.                  What is the timing for completion of the transaction?

The transaction is expected to be completed after a special stockholder meeting which results in an affirmative vote for the transaction has occurred.  We expect this will occur during the first quarter of 2007, depending upon satisfaction of customary closing conditions, including filing our proxy statement with the SEC.

6.                  How will this transaction benefit Tripos stockholders?

Sale of the Discovery Informatics business is the first step in a liquidation of Tripos.  We are also in advanced negotiations to sell our Discovery Research business.

Your board believes that the sale of Discovery Informatics to Vector, proceeding with the liquidation of the remainder of the Company's assets and the ultimate dissolution of Tripos provides a greater certainty of value to our stockholders than the continued uncertainty of operating Tripos in its current form or under any other structure that we might reasonably put in place.

7.                  When will stockholders see their money?  How much will they get?

The first liquidating payment will occur approximately 6 months after closing the Discovery Informatics sale.

The amount cannot be determined at this time and depends on many factors, including the amount ultimately received from Vector, the amount received for the Discovery Research business, our success in the sale of certain other corporate assets, and our ability to resolve all corporate obligations, including all of our debts, other corporate liabilities, and any taxes that may be due on the sale of our assets.

We are working hard to implement this liquidation and to quantify and where practical reduce the amount of our liabilities.

We will provide more detailed information about estimated liquidation proceeds in our proxy statement to be filed with the Securities and Exchange Commission.

8.                   Is there anything that could prevent the deal from closing?

We can't speculate on how the process will develop.  However, we anticipate that this transaction will be able to close as similar transactions do, typically during the first quarter of 2007.

9.                  What if the merger fails to come to closure?

Tripos would continue to operate as an independent public company.  We are committed to exiting the discovery research business so that, if something beyond our control happens with this transaction, we will be in a position to focus on running the Discovery Informatics business.

Additional Information About the Transactions

Tripos, Inc. will file with the Securities and Exchange Commission a proxy statement and other documents regarding the proposed asset sale and plan of liquidation referred to in this press release. Investors and security holders are urged to read the proxy statement when it becomes available because it will contain important information. A definitive proxy statement will be sent to Tripos, Inc.'s shareholders seeking their approval of the transactions. Investors may obtain a free copy of the proxy statement and other documents filed by Tripos, Inc. with the Commission at the Commission's Web site at www.sec.gov, or by directing a request to John Yingling, Vice President and Chief Financial Officer, Tripos, Inc., 1699 South Hanley Rd., St. Louis, Missouri 63144.

Participants in the Transactions

Tripos, Inc. and its directors and executive officers may be considered participants in the solicitation of proxies from Tripos, Inc.'s shareholders in connection with the proposed transactions. Information about the directors and executive officers of Tripos, Inc. and their ownership of Tripos, Inc. stock is set forth in the proxy statement for Tripos, Inc.'s 2006 annual meeting of shareholders. Investors may obtain additional information regarding the interests of such participants by reading the proxy statement when it becomes available.